UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report

(Date of earliest event reported)  July 3, 2007

MICRO COMPONENT TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-22384	41-0985960
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)

2340 West County Road C, St. Paul, Minnesota 55113

(651) 697-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencemnt communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Micro Component Technology, Inc. (the “Company”), has appointed Bruce Ficks, age 49, to serve as the Company’s Chief Financial Officer, and to replace BachThuy T. Vo, who has been serving as Interim Chief Financial Officer.  Mr. Ficks will receive a starting salary of $145,000 per year, plus bonus if approved by the Compensation Committee.  He will also be granted an option to purchase 200,000 shares of common stock at an exercise price equal to the market price of the common stock on the date of grant, subject to approval by the Compensation Committee. From 2006 until joining the Company, Mr. Ficks served as Director of Finance for Savia, LLC, a manufacturer and distributor. From 2004 to 2006 he served as CFO for Powel Inc., a software developer for energy organizations. From 2003 to 2004, he served as CFO for Wesco/US Medtrans, a software developer and provider of medical services. From 1997 to 2003, he served as President and Executive Manangement Consultant of Strategic Financial Leadership, a management consulting firm. Prior to 1997, Mr. Ficks held various financial management positions with Duo Plastics, Tricord Systems, Honeywell, and Supervalu. Mr. Ficks holds a BS degree and an MBA in Finance from the University of Minnesota and CPA and CMA certifications.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRO COMPONENT TECHNOLOGY, INC.
(Registrant)

Dated:	July 10, 2007

By: /s/ Roger E. Gower
(Roger E. Gower, President and Chief Executive Officer)